Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE May 13, 2009	Media contacts: Peter Thonis 212-395-2355 peter.thonis@verizon.com Eric Rabe 908-559-3500 eric.rabe@verizon.com

Verizon to Divest Wireline Businesses in 14 States

Significant Benefits to Verizon Shareholders

Frontier to Provide Seamless Transition for Customers and Employees,

and Target Increased Broadband Penetration

NEW YORK – In a move that will further accelerate the company’s focus on wireless, broadband and global IP, Verizon Communications Inc. (NYSE:VZ) today announced plans to divest its local wireline operations serving residential and small-business customers in predominantly rural areas in 14 states and that these operations will be acquired by Frontier Communications (NYSE:FTR).

The transaction is expected to strengthen Frontier’s position as a premier rural communications provider and return a total value of $8.6 billion to Verizon and its shareholders, as Verizon continues to transform its growth profile and asset base around the fastest-growing

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parts of its business: wireless, fiber-based wireline (FiOS) and global IP (Internet protocol) networks.

(NOTE: Today at noon Eastern time, Verizon will hold a conference call/webcast for investors and analysts about this transaction. See details later in this release.)

Ivan Seidenberg, chairman and chief executive officer of Verizon, said: “We expect that this transaction will benefit customers, employees and shareholders. Customers can count on continued high levels of service and innovation from Frontier, which will bring its laser focus on the needs of rural customers to these operations. Plus, Verizon and Frontier will work to ensure that the employees in these states, who have performed outstanding work for our customers for many years, will have a smooth transition of their employment to Frontier.”

Seidenberg added: “This transaction is an attractive way to add value through a special distribution to our shareholders. Longer term, this transaction is part of our multiyear effort to transform our growth profile and asset base to focus on wireless, FiOS fiber-optic services and other broadband development, and global IP. All of Verizon’s remaining local landline operations have high concentrations of FiOS in more densely populated markets. We believe our focus on reshaping our asset base will drive higher growth over time and improve long-term returns.”

Frontier, based in Stamford, Conn., has a highly successful track record of acquiring, operating and investing in rural telecommunications properties, including landline assets purchased from Verizon between 1993 and 2000. Frontier currently has approximately 2.3 million access lines in 24 states, providing an array of services, including local and long-distance voice, broadband data, and video.

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Maggie Wilderotter, Frontier’s chairman and chief executive officer, said: “This is a truly transformational transaction for Frontier. With more than 7 million access lines in 27 states, we will be the largest provider of voice, broadband and video services focused on rural to smaller city markets in the United States. Frontier is committed to providing our customers with state-of-art technology and innovative products. We are confident that we can dramatically accelerate the penetration of broadband in these new markets. We know that broadband is a catalyst for a healthy local economy and job growth.”

Details of the Acquired Operations

The operations Frontier will acquire include all of Verizon’s local wireline operating territories in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin. In addition, the transaction will include a small number of Verizon’s exchanges in California, including those bordering Arizona, Nevada and Oregon.

As of year-end 2008, these operations served approximately 4.8 million local access lines; 2.2 million long-distance customers; 1.0 million high-speed data customers, including approximately 110,000 FiOS Internet customers; and 69,000 FiOS TV customers.

Approximately 11,000 Verizon company employees -- those who primarily support the local phone business that is being acquired -- will continue employment with Frontier after the merger.

Frontier and Verizon will provide a smooth transition for these employees. Frontier will honor the union labor agreements in the 14 states and expects to work constructively with union leaders.

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A Verizon transition team will work with Frontier in the coming months to ensure customer accounts, billing information and other assets from the operations will be successfully transferred to Frontier and that the transition is seamless for customers and employees.

The companies seek to complete the transaction in approximately 12 months. It requires approval from Frontier shareholders, certain regulatory approvals and satisfaction of other customary closing conditions, including the obtaining of financing.

The transaction includes Verizon’s switched and special access lines in the affected areas, as well as its Internet service and long-distance voice accounts. Also included are fiber-to-the-premises (FTTP) assets deployed by Verizon in 41 local franchises and the state of Indiana, which pass approximately 600,000 homes and small businesses. Frontier will continue to provide video services in these areas after the completion of the merger.

The transaction does not include the services, offerings or assets of Verizon Wireless, Verizon Business (former MCI Inc.), Federal Network Systems LLC, Verizon Network Integration Corp., Verizon Global Networks Inc., Verizon Federal Inc. or any other Verizon businesses in these states. Verizon Business is retaining contracts with its customers in these states and will purchase local exchange services from Frontier in order to serve these customers.

As of the end of the first quarter, Verizon had approximately 35.2 million wireline access lines in 25 states and the District of Columbia. This includes Verizon’s wireline operations in jurisdictions that will not be part of the transaction: Connecticut, Delaware, District of Columbia, Florida, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island, Texas and Virginia, plus most of California.

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Transaction Details, Tax-Free Distribution

The acquired operations will be spun off in a new entity, which will be immediately merged into Frontier. Verizon shareholders will receive approximately $5.3 billion of Frontier common stock in the merger, subject to a collar mechanism and certain other possible closing adjustments provided for in the merger agreement. Verizon will receive approximately $3.3 billion in value through a combination of cash distributions to Verizon, debt securities issued to Verizon prior to the spinoff and assumption of certain debt previously issued by Verizon’s telephone company subsidiaries. Verizon may exchange the newly issued debt securities for certain debt that was previously issued by Verizon, which would reduce the amount of outstanding debt on Verizon’s balance sheet.

Based on the midpoint of the collar, and assuming no closing adjustments, Verizon shareholders will own approximately 68 percent of the new company, and Frontier shareholders will own approximately 32 percent, with Verizon shareholders receiving one share of Frontier stock for approximately every 4.2 shares of Verizon stock held as of the record date. The exact distribution ratio will be determined based on the number of shares of Verizon common stock outstanding on the record date for the spinoff and the average price of Frontier common stock (subject to the collar mechanism) for a 30-day measurement period ending shortly before the closing of the merger.

The collar provides that the number of Frontier shares delivered to Verizon shareholders will vary to compensate for changes in the price of Frontier shares (i.e. to assure delivery of a fixed aggregate value) to the extent the 30-day average Frontier share price described above varies between $7.00 and $8.50.

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Both the spinoff and merger are expected to qualify as tax-free transactions, except to the extent that cash is paid to Verizon shareholders in lieu of fractional shares. Verizon Communications will not own any shares in Frontier after the merger.

Barclays Capital Inc. and JP Morgan Securities Inc. advised Verizon in the transaction.

Verizon Conference Call Today

At noon Eastern time today, Verizon executives will hold a conference call for investors and analysts to discuss further details of this transaction. There will also be a live webcast of the call on Verizon’s Investor Relations Web site, www.verizon.com/investor, where presentation materials will be posted. Dial-in numbers are 888-790-6031 for domestic callers, and 773-799-3673 for international callers; the passcode is “Verizon.”

A digital recording of the call will be available beginning at 2 p.m. today and will continue for one week, accessible by calling 800-677-1310 (domestic) or 203-369-3644 (international).

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving more than 86 million customers nationwide. Verizon’s Wireline operations provide converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. Wireline also includes Verizon Business, which delivers innovative and seamless business solutions to customers around the world. A Dow 30 company, Verizon employs a diverse workforce of more than 237,000 and last year generated consolidated operating revenues of more than $97 billion. For more information, visit www.verizon.com.

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NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

This news release may also contain forward-looking statements by Frontier that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in Frontier’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in Frontier’s most recent Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Frontier undertakes no duty to update this information. Source: Frontier, www.frontier.com.